Exhibit 8.1

601 Lexington Avenue New York, NY 10022 (212) 446-4800 www.kirkland.com	Facsimile: (212) 446-4900

June 23, 2025

Ladder Capital Corp
320 Park Avenue, 12th Floor
New York, New York 10022

Re:         Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special tax counsel to Ladder Capital Corp, a Delaware corporation (“Ladder”), in connection with the preparation and filing of a Registration Statement on Form S-3 (as amended or supplemented, the “Registration Statement”), including a base prospectus (the “Base Prospectus”), which provides that it will be supplemented by one or more prospectus supplements (each such prospectus supplement, together with the Base Prospectus, a “Prospectus”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on June 23, 2025, by Ladder, Ladder Capital Finance Holdings LLLP, a Delaware limited liability limited partnership (“LCFH”), and Ladder Capital Finance Corporation, a Delaware corporation (“LCFC”).

The Registration Statement relates to the offer and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act, of (i) an indeterminate number of shares (the “Shares”) of Ladder’s Class A common stock, par value $0.001 per share (the “Common Stock”), to be sold by Ladder or certain stockholders of Ladder and (ii) certain other securities of Ladder, LCFH and LCFC, in one or more offerings from time to time on a delayed or continuous basis, as more fully described in the Registration Statement.

You have requested our opinion concerning certain of the federal income tax considerations relating to Ladder, including with respect to its election to be taxed as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”). In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement and such other documentation and information provided to us as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

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June 23, 2025 Page 2

In addition, Ladder has provided us with, and we are relying upon, a certificate containing certain factual representations and covenants of an officer of Ladder (the “Officer’s Certificate”) relating to, among other things, the actual and proposed operations of Ladder and the entities in which it holds, or has held, a direct or indirect interest (collectively, the “Company”). These representations and covenants relate, in some cases, to transactions and investments for which we did not act as the Company’s counsel. For purposes of our opinion, we have not independently verified the statements, representations and covenants set forth in the Officer’s Certificate, the Registration Statement, or in any other document. We have, consequently, assumed and relied on Ladder’s representation that the statements, representations and covenants presented in the Officer’s Certificate, the Registration Statement, and other documents, or otherwise furnished to us, accurately and completely describe all material facts relevant to our opinion. We have assumed that such statements, representations and covenants are true without regard to any qualification as to knowledge, belief, intent, or materiality. Our opinion is conditioned on the continuing accuracy and completeness of such facts, statements, representations and covenants. We are not aware of any facts inconsistent with such statements, representations and covenants. Any material change or inaccuracy in the facts referred to, set forth, or assumed herein or in the Officer’s Certificate may affect our conclusions set forth herein.

In our review of certain documents in connection with our opinion as expressed below, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic, or electronic copies, and the authenticity of the originals of such copies. Where documents have been provided to us in draft form, we have assumed that the final executed versions of such documents will not differ materially from such drafts.

Our opinion is also based on the correctness of the following assumptions: (i) Ladder and each of the entities comprising the Company has been and will continue to be operated in accordance with the laws of the jurisdiction in which it was formed and in the manner described in the relevant organizational documents, (ii) there will be no changes in the applicable laws of the State of Delaware or of any other jurisdiction under the laws of which any of the entities comprising the Company have been formed and (iii) each of the written agreements to which the Company is a party has been and will be implemented, construed and enforced in accordance with its terms.

In rendering our opinion, we have considered and relied upon applicable provisions of the Code, the United States Treasury regulations promulgated thereunder (the “Regulations”), pertinent judicial authorities, rulings of the Internal Revenue Service (the “IRS”), and such other authorities as we have considered relevant, all as they exist as of the date hereof. It should be noted that the Code, Regulations, judicial decisions, and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect. A material change that is made after the date hereof in any of the foregoing bases for our opinion could affect our conclusions set forth herein. In this regard, an opinion of counsel with respect to an issue represents counsel’s best judgment as to the outcome on the merits with respect to such issue, is not binding on the IRS or the courts, and is not a guarantee that the IRS will not assert a contrary position with respect to such issue or that a court will not sustain such a position if asserted by the IRS.

June 23, 2025 Page 3

Based on and subject to the foregoing, we are of the opinion that:

1.           Commencing with Ladder’s taxable year that ended on December 31, 2015, Ladder was organized in conformity with the requirements for qualification as a real estate investment trust (a “REIT”) under the Code, and its actual method of operation through the date of this letter has enabled, and its proposed method of operation will continue to enable, Ladder to meet the requirements for qualification and taxation as a REIT under the Code.

2.           Although the discussion set forth in the Registration Statement under the heading “U.S. Federal Income Tax Considerations” does not purport to discuss all possible United States federal income tax consequences of the ownership and disposition of the Class A Common Stock, such discussion, though general in nature, constitutes, in all material respects, a fair and accurate summary under current law of the material United States federal income tax consequences of the ownership and disposition of the Class A Common Stock subject to the qualifications set forth therein and herein.

As noted in the Registration Statement, Ladder’s qualification and taxation as a REIT depend upon its ability to meet, through actual operating results, certain requirements relating to the sources of its income, the nature of its assets, distribution levels and diversity of stock ownership, and various other qualification tests imposed under the Code, the results of which are not reviewed by us. Accordingly, no assurance can be given that the actual results of Ladder’s operation for any particular taxable year will satisfy the requirements for taxation as a REIT under the Code.

This opinion is being furnished to you in connection with the filing of the Registration Statement. This opinion may not be relied upon by anyone else without our prior written consent. Except as set forth above, we express no other opinion. We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to Kirkland & Ellis LLP under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission. This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof, or the impact of any information, document, certificate, record, statement, representation, covenant, or assumption relied upon herein that becomes incorrect or untrue.

Very truly yours,

/s/ Kirkland & Ellis LLP
KIRKLAND & ELLIS LLP